Exhibit (h)(6)

FORM OF STRUCTURING FEE AGREEMENT

October [•], 2013

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

This agreement is between Ares Capital Management II LLC (the “Company”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) with respect to Ares Multi-Strategy Credit Fund, Inc. (the “Fund”).

1.                                      Fee.

(a)                                 In consideration of advice to the Company relating to, but not limited to, the design and structuring of, and marketing assistance with respect to, the Fund and the distribution of shares of the Fund’s common stock, par value $0.001 per share (the “Shares”), including without limitation, views from an investor market and distribution perspective on (i) diversification, proportion and concentration approaches for the Fund’s investments in light of current market conditions, (ii) marketing issues with respect to the Fund’s investment policies and proposed investments, (iii) the proportion of the Fund’s assets to invest in the Fund’s strategies and (iv) the overall marketing and positioning thesis for the initial public offering of the Shares (the “Offering”), the Company shall pay a fee to Morgan Stanley calculated at [•]% of the aggregate price to the public of the Shares sold by Morgan Stanley in the Offering (including any Shares over-allotted by Morgan Stanley in the Offering regardless of whether the over-allotment option in the Offering is exercised), equal to $[•] (the “Fee”).  The Fee paid to Morgan Stanley shall not exceed [•]% of the total price to the public of the Shares sold by the Fund in the Offering.  In the event the Offering does not proceed, Morgan Stanley will not receive any fees under this Agreement; however, for the avoidance of doubt, pursuant to the terms of the Underwriting Agreement, dated October [•], 2013 (the “Underwriting Agreement”), by and among the Fund, the Company and each of the underwriters named in Schedule A thereto, accountable expenses actually incurred may be payable to Morgan Stanley pursuant to the terms thereof.

(b)                                 The Company shall pay the Fee to Morgan Stanley on the closing of the purchase and sale of the Shares pursuant to the Underwriting Agreement by wire transfer to the order of Morgan Stanley.  The Company acknowledges that the Fee is in addition to any compensation Morgan Stanley earns in connection with its role as an underwriter to the Fund in the Offering pursuant to the terms of the

Underwriting Agreement, which services are distinct from and in addition to the marketing and structuring services described in paragraph (a) of this Section 1 above.

2.                                      Term.  This Agreement shall terminate, except as provided in Sections 3 and 4, upon payment of the entire amount of the Fee as specified in Section 1 hereof or upon the termination of the Underwriting Agreement without the Shares having been delivered and paid for, in which case the Company will not pay the Fee.

3.                                      Indemnification.  The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.                                      Confidential Advice.  None of any advice rendered by Morgan Stanley to the Company or any communication from Morgan Stanley in connection with the services performed by Morgan Stanley pursuant to this Agreement will be quoted or referred to orally or in writing, or reproduced or disseminated, by the Company or any of its affiliates or any of their agents to any third-party, without Morgan Stanley’s prior written consent (which consent shall not be unreasonably withheld), except the Company may disclose the foregoing (i) to any regulatory authority in response to a regulatory proceeding, process, inquiry or request, so long as the Company gives Morgan Stanley prompt notice, as reasonably practicable under the circumstances, thereof unless in the opinion of the Company’s counsel it is not legally able to do so, (ii) to the extent otherwise required by law, judicial process or applicable regulation (after consultation with, and approval (not to be unreasonably withheld) as to form and substance by, Morgan Stanley and its counsel, unless in the opinion of the Company’s counsel it is not legally able to so consult) and (iii) on a confidential need to know basis to the Fund and its officers and directors and their legal counsel, auditors and other advisors.  This confidentiality provision will terminate eighteen months from the date first written above.  Morgan Stanley acknowledges that this Agreement and the accompanying Indemnification Agreement (or a form hereof or thereof) will be filed with the Securities and Exchange Commission as an exhibit to the Fund’s registration statement on Form N-2.

5.                                      Not an Investment Advisor.  The Company acknowledges that Morgan Stanley is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio.  No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Morgan Stanley, and Morgan Stanley is not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services.  The Company’s engagement under this Agreement of Morgan Stanley is not intended to confer rights upon any person (including the Fund or any shareholders, employees or creditors of the Company or the Fund) not a party hereto as against Morgan Stanley or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns.

6.                                      Not Exclusive.  Nothing herein shall be construed as prohibiting Morgan Stanley or its affiliates from acting as an underwriter or financial advisor or in any other capacity for any other persons (including other registered investment companies or other investment managers).  Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between Morgan Stanley and the Company.  In addition, nothing in this Agreement shall be construed to constitute Morgan Stanley as the agent or employee of the Company or the Company as the agent or employee of Morgan Stanley, and neither party shall make any representation to the contrary.  It is understood that Morgan Stanley is engaged hereunder solely to provide the services described above to the Company and that Morgan Stanley is not acting as an agent or fiduciary of, and Morgan Stanley shall not have any duties or liability to, the current or future partners, members or equity owners of the Company or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Company has the authority to waive such duties and liabilities.  For the avoidance of doubt, it is acknowledged and agreed that the Company may pay compensation of any kind to any other person for services the same as, or similar to, the services provided by Morgan Stanley hereunder, and for services relating to (i) securing syndicate participants in the Fund’s initial public offering, (ii) preparation, marketing and diligence materials of the underwriters; (iii) conveying information and marketing updates to the underwriters, and (iv) coordinating syndicate, orders in the offering of the Shares,

7.                                      Assignment.  This Agreement may not be assigned by either party without prior written consent of the other party.

8.                                      Amendment; Waiver.  No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

9.                                      Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL.  This Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York.  No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum.  Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party at the address provided in Section 11 shall be deemed effective service of process on such party to the extent consistent with applicable laws.  EACH OF MORGAN STANLEY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY

JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.  EACH OF MORGAN STANLEY AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON MORGAN STANLEY AND THE COMPANY, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH MORGAN STANLEY OR THE COMPANY ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT OR OTHER AVAILABLE JUDICAL PROCESS.

10.                               Entire Agreement.  This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

11.                               Notices.  All notices required or permitted to be sent under this Agreement shall be sent, if to the Company:

Ares Capital Management II LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Attention: Daniel Hall, Chief Legal Officer and Secretary

or if to Morgan Stanley:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: General Counsel

or such other name or address as may be given in writing to the other parties.  Any notice shall be deemed to be given or received on the third day after deposit by certified U.S. mail, postage prepaid, or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

12.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission that accurately depicts a manual signature shall be effective as delivery of a manually executed counterpart hereof.

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This Agreement shall be effective as of the date first written above.

Very truly yours,

ARES CAPITAL MANAGEMENT II LLC

By:
		Name:	Daniel J. Hall
		Title:	Authorized Signatory

Accepted and agreed to as of the date first above written:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

INDEMNIFICATION AGREEMENT

October [•], 2013

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

In connection with the engagement of Morgan Stanley & Co. LLC (“‘Morgan Stanley”) to advise and assist the undersigned (together with its affiliates, referred to as the “Company”) with the matters set forth in the Structuring Fee Agreement, dated October [•], 2013, between the Company and Morgan Stanley (the “Structuring Fee Agreement”), in the event that Morgan Stanley becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) with respect to the services performed pursuant to and in accordance with the Structuring Fee Agreement, including, without limitation, such services and activities prior to the date of the Structuring Fee Agreement, the Company has agreed to indemnify and hold harmless Morgan Stanley and Morgan Stanley’s affiliates and their respective officers, directors, employees and agents and each other person, if any, controlling Morgan Stanley or any of Morgan Stanley’s affiliates (Morgan Stanley and each such other person being an “Indemnified Person”) from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the activities (the “Activities”) performed by any Indemnified Person in connection with, or arising out of, or based upon, the Structuring Fee Agreement and/or any action taken by any Indemnified Person in connection therewith (including, without limitation, any presentation given by the Company and an Indemnified Person relating to the sale and distribution of shares of common stock, par value $0.001 per share (the “Shares”) of Ares Multi-Strategy Credit Fund, Inc. (the “Fund”)), and will reimburse each Indemnified Person for all expenses (including fees and expenses of counsel) as they are reasonably incurred in connection with investigating, preparing, pursuing or defending any claim, suit, action, proceeding, investigation or inquiry related to, arising out of or in connection with the Activities, whether or not pending or threatened and whether or not any Indemnified Person is a party.  The Company will not, however, be responsible for any losses, claims, damages, liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith, gross negligence or willful misconduct of any Indemnified Person.  The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the Activities, except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Person.  The indemnification provided hereunder does not extend to matters arising solely out of the underwriting agreement, dated October [•], 2013, by and among the Fund, the

Company and each of the underwriters named in Schedule A thereto, and indemnified thereunder.

Notwithstanding the foregoing, in no event shall the Company be responsible for any losses, claims, damages or liabilities to any Indemnified Person arising from any such claim, suit, action, proceeding, investigation or inquiry in excess of the gross proceeds received by the Fund from the initial public offering of the Shares of the Fund (the “Offering”‘); provided, however, that the Company shall, as set forth above, indemnify and be responsible for, regardless of the gross proceeds received by the Fund from the Offering, all expenses (including fees and expenses of counsel) reasonably incurred in connection with investigating, preparing, pursuing or defending any claim, suit, action, proceeding, investigation or inquiry related to, arising out of or in connection with the Activities, whether or not pending or threatened and whether or not any Indemnified Person is a party, as set forth above, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and expenses resulted primarily from the bad faith, gross negligence or willful misconduct of Morgan Stanley.

The Company will not, without Morgan Stanley’s prior written consent, which consent shall not be unreasonably withheld or delayed, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim, suit, action, proceeding, investigation or inquiry in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such claim, suit, action, proceeding, investigation or inquiry.  No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement (the “Indemnification Agreement”) will, without the Company’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim, suit, action, proceeding, investigation or inquiry referred to in the preceding paragraphs.

Promptly as reasonably practicable after receipt by an Indemnified Person of notice of the commencement of any claim, suit, action, proceeding, investigation or inquiry in respect of which indemnification is sought hereunder, the Indemnified Person will notify the Company in writing of the commencement thereof; provided that the failure so to notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company (including the net proceeds from the Shares sold by Morgan Stanley in the Offering before deducting expenses) and its members and affiliates and other constituencies, on the one hand, and Morgan Stanley, on the other hand, in the matters contemplated by the Structuring Fee Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its members and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations.  The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its members and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its members or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Morgan Stanley has been retained to perform financial services bears to the fees paid to Morgan Stanley under the Structuring Fee Agreement; provided that in no event shall the Company contribute less than the amount necessary to assure that Morgan Stanley is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Morgan Stanley pursuant to the Structuring Fee Agreement.  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents on the one hand, or by Morgan Stanley, on the other hand).  Notwithstanding the provisions of this paragraph, an Indemnified Person shall not be entitled to contribution from the Company if it is determined that such Indemnified Person was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation or that any losses, claims, damages, liabilities (or expenses relating thereto) are determined to have resulted from the bad faith, fraud, gross negligence or willful misconduct of any Indemnified Person.

This Indemnification Agreement, together with the Structuring Fee Agreement, any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this agreement) that relate to the Offering of the Shares, represents the entire agreement between the Company and the Indemnified Parties with respect to the marketing and structuring fee paid to Morgan Stanley under the Structuring Fee Agreement.

The Company acknowledges that in connection with the Offering of the Shares: (i) Morgan Stanley has acted at arms’ length, is not an agent of, and owes no fiduciary duties to, the Company, the Fund or any person affiliated with the Fund or the Company, (ii) Morgan Stanley owes the Company only those duties and obligations set forth in this Indemnification Agreement and (iii) Morgan Stanley may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims any of the Company, or any person affiliated with the the Company may have against Morgan Stanley arising from an alleged breach of fiduciary duty in connection with the Structuring Fee Agreement.

The provisions of this Indemnification Agreement shall apply to the Activities and any modification thereof and shall remain in full force and effect regardless of any termination or the completion of Morgan Stanley’s services under the Structuring Fee Agreement.

This Indemnification Agreement may not be assigned by either party without prior written consent of the other party.  No provision of this Indemnification Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.  This Indemnification Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Indemnification Agreement

(“Claim”), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York.  No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum.  Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party at the address provided in Section 11 of the Structuring Fee Agreement shall be deemed effective service of process on such party to the extent consistent with applicable laws.  EACH OF MORGAN STANLEY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT.  EACH OF MORGAN STANLEY AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON MORGAN STANLEY AND THE COMPANY, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH MORGAN STANLEY OR THE COMPANY ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT OR AVAILABLE JUDICIAL PROCESS.  This Indemnification Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Indemnification Agreement by facsimile or other electronic transmission that accurately depicts a manual signature shall be effective as delivery of a manually executed counterpart hereof.

Very truly yours,

ARES CAPITAL MANAGEMENT II LLC

By:
		Name:	Daniel J. Hall
		Title:	Authorized Signatory

Accepted and agreed to as of the date first above written:

MORGAN STANLEY & CO. LLC

By:
Name:
Title: